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                                                                     Exhibit 5

                        EXECUTIVE OFFICERS AND DIRECTORS
                                      OF
                      AXA EQUITABLE FINANCIAL SERVICES, LLC

         The names of the Directors and the names and titles of the Executive Officers of AXA Equitable Financial Services, LLC ("AXA Equitable Financial") and their business addresses and principal occupations are set forth below.
If no address is given, the Director's or Executive Officer's business address is 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Equitable Financial and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation
----------------------------- -----------------------------------

* Christopher M. Condron	Chairman of the Board, President and Chief
		Executive Officer; President and Chief Executive
		Officer, AXA Financial, Inc.; Chairman of the
		Board, President and Chief Executive Officer,
		AXA Equitable Life Insurance Company

* Richard V. Silver	Executive Vice President and General Counsel;
		Executive Vice President and General Counsel,
		AXA Financial, Inc.; Executive Vice President and General Counsel, AXA Equitable Life
		Insurance Company

Jennifer Blevins	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company

Kevin R. Byrne		Executive Vice President, Chief Investment
		Officer and Treasurer; Executive Vice President, Chief Investment Officer and Treasurer, AXA Financial, Inc.; Executive Vice President, Chief Investment Officer and Treasurer, AXA Equitable Life Insurance Company

Richard S. Dziadzio	Executive Vice President and Chief Financial
		Officer; Executive Vice President and Chief
		Financial Officer, AXA Financial, Inc.; Executive
		Vice President and Chief Financial Officer, AXA
		Equitable Life Insurance Company

Mary Beth Farrell	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company

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                                                            Page 33 of 42 Pages


Barbara Goodstein	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company

Charles A. Marino	Executive Vice President and Chief Actuary;
		Executive Vice President and Chief Actuary,
		AXA Equitable Life Insurance Company

William J. McDermott	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company

Andrew J. McMahon	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company

Claude A. Methot	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company

Kevin E. Murray	Executive Vice President and Chief Information
		Officer; Executive Vice President and Chief
		Information Officer, AXA Equitable Life
		Insurance Company

James A. Shepherdson, III	Executive Vice President; Executive Vice
		President, AXA Equitable Life Insurance Company


__________________
* Director



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